Exhibit 10.2

December 23, 2025

Holder of Warrants to Purchase Common Stock issued in January 2025

Re: Amendment to Existing Warrant

Dear Holder:

Reference is hereby made to the concurrent private placement offering on or about the date hereof (the “Offering”) by Dermata Therapeutics, Inc. (the “Company”) of its securities (collectively, the “Securities”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Existing Warrant (as defined below).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, the Holder’s existing warrant to purchase up to _____ shares of Common Stock of the Company at an exercise price of $12.70 per share (which exercise price reflects the one-for-10 reverse stock split effected by the Company on July 30, 2025), issued on January 23, 2025, between the Company and the Holder named therein (the “Existing Warrant”), by (i) reducing the Exercise Price (as defined therein) of the Existing Warrant to $2.04 per share, and (ii) amending the Existing Warrants so that they will not be exercisable commencing on the date hereof and instead will be exercisable commencing on the Stockholder Approval Date, as such date is defined in the Securities Purchase Agreement dated the date hereof to be executed in connection with the Offering (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Warrant Amendment shall be null and void and the provisions of the Existing Warrant in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrant shall remain in full force and effect after the execution of this letter and shall not in any way be changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, an amended Existing Warrant that reflects the Warrant Amendment in exchange for the surrender for cancellation of the Holder’s Existing Warrant to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DERMATA THERAPEUTICS, Inc.

By:
Name:	Gerald T. Proehl
Title:	Chief Executive Officer

Name of Holder: ______________________________________________________________

Signature of Authorized Signatory of Holder: ________________________________________

Name of Authorized Signatory: ___________________________________________________

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]